Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent

Roma Financial Corporation

                                             State or Other
                                              Jurisdiction           Percentage
Subsidiaries                                Of Incorporation          Ownership
------------                                ----------------          ---------

Roma Bank                                        Federal                100%

RomAsia Bank (in organization)                   Federal                 60%


Subsidiaries of Roma Bank

Roma Capital Investment Corporation            New Jersey

General Abstract & Title Agency                New Jersey